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                                                                    EXHIBIT 99.1

(FRONT SIDE OF PROXY CARD)

PROXY                  AMERICAN RESOURCES OFFSHORE, INC.                   PROXY

         PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [_______], [__________], 2002

         The undersigned stockholder of American Resources Offshore, Inc., a Delaware corporation (the "Company"), hereby appoints John P. Atwood and G. Brian Lloyd, and each of them, with full power of substitution, the attorneys and proxies of the undersigned to vote all shares of Series 1993 8% Convertible Preferred Stock, par value $12.00 per share, of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at 801 Travis, Suite 2100, Houston, Texas 77002 on [_________] ___, 2002 at 10:00 a.m., Central Standard Time, and at any adjournments and/or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL 1.

THIS PROXY IS TO BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE


                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF STOCKHOLDERS
                        AMERICAN RESOURCES OFFSHORE, INC.

                            [_____________] ___, 2002

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(REVERSE SIDE OF PROXY CARD)

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Approval of the Amended and Restated Agreement and Plan of Merger among Blue Dolphin Energy Company, BDCO Merger Sub, Inc., and American Resources Offshore, Inc. dated as of December 19, 2001, as amended.

                 FOR                   AGAINST                  ABSTAIN
                 [ ]                     [ ]                      [ ]

2. In their discretion, upon such other matters as may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.


Signature(s) of Stockholder_________________ Dated this ____ day of _____, 2002

Note: Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. Joint owners should each sign.


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